                                                                    EXHIBIT 10.2

                           FIRST STATE BANCORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN

         WHEREAS, First State Bancorporation ("the Company"), a New Mexico corporation, recognizes the valuable services performed by certain of its executive employees, executive employees of related companies and its outside Directors, and wishes to encourage these employees to continue their employment with their respective employers and to encourage these Directors to continue to serve on the Board of Directors of the Company; and

         WHEREAS, the Company now wishes to set forth the terms and conditions upon which compensation or stock awards of the executive employees and fees of the Directors may be deferred or additional compensation may be paid to the employees or Directors to the employees' or Directors' beneficiaries after an employee's termination without cause, retirement, disability, or death or a Director's cessation of service or death.

         NOW, THEREFORE, the Company adopts this Plan.

                                   ARTICLE 1.
                                   DEFINITIONS

         For purposes of this Plan, unless the context requires otherwise, the following words and phrases shall have the meanings indicated below:

1.1      ACCOUNT means the account established for each Employee pursuant to
         Section 2.1.

1.2 ADMINISTRATOR means the Compensation Committee of First State Bancorporation. The Administrator shall have the right to delegate certain responsibilities under the Plan and to engage agents as it sees fit to provide assistance with the Plan, including legal, accounting or other service providers.

1.3 BENEFICIARY(IES) means (a) the person or persons, natural or otherwise, so designated in writing by the Employee in a form provided for this purpose and filed with the Administrator (and, in the event that more than one person is so designated, benefits shall be allocated equally among such persons unless another allocation method acceptable to the Administrator is specified in such designation) or (b) the Employee's estate in the event no such designation is made or no person so designated survives the Employee.

1.4 CHANGE IN CONTROL means the date on which one of the following shall have occurred with respect to the Company, but not with respect to any other Employer:

         (a) A person [as that term is used in Section 13d of the Securities Exchange At of 1934, as amended (the "Exchange Act") becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares of the Company having twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company without the prior approval of at least two-thirds of the members of the Board unaffiliated with that person; or

         (b) Persons who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least two-thirds of all directors at any time during the period, unless the election of any new of replacement directors was approved by a vote of at least a majority of the members of the Board in office immediately before the period and of the new and replacement directors so approved;

         (c) The adoption of any plan or proposal to liquidate or dissolve the Company; or

         (d)      Any merger or consolidation of the Company unless thereafter
                  (1) directors of the Company immediately prior thereto continue to constitute at least two-thirds of the directors of the surviving entity or transferee, or (2) the Company's securities continue to represent or are converted into securities that represent more than eighty percent (80%) of the combined voting power of the surviving entity or transferee.

         The Administrator's reasonable determination as to whether such an event has occurred shall be final and conclusive. A Change in Control shall not occur with respect to an Employee if, in advance of such event, the Employee agrees in writing that such event shall not constitute a Change in Control. Notwithstanding anything to the contrary in this Section 1.4, no rights under this Plan shall accrue to the Employee because of a Change in Control if the Employee or any group of which the Employee is a member, is the person whose acquisition constitutes the Change in Control.

1.5 CODE means the Internal Revenue Code of 1986, as amended at the particular time applicable.

1.6 COMPENSATION means the Employee's wages, salaries, fees, for professional services and other amounts received (whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent the amounts are includable in gross income, including but not limited to commissions, compensation for services on the basis of a percentage of profits, bonuses, fringe benefits, reimbursements and expense allowances, but not including those items excludable for the definition of compensation under Treas. Reg. Section 1.415-2(d)(3). For Directors, COMPENSATION means the annual fees paid as compensation to the Director by the Company for serving on its Board of Directors, including retainer fees and meeting fees.

1.7 DIRECTOR means a member of the Company's Board of Directors who is not an employee of the Company or an Employer.

1.8 DISABILITY DATE means the date on which the Administrator makes a final determination that the Employee is suffering from a physical or mental incapacity as a result of which the Employee has been absent from the full-time performance of the Employee's duties with an Employer for period of six (6) consecutive months, the Employer has given the Employee a notice of termination of employment due to disability, and, within thirty (30) days after such notice is given, the Employee shall not have returned to the full-time performance of his or her duties. To the extent required by law and to the extent the Administrator is ruling on a claim for benefits on account of a disability, the Plan will follow, with respect to that claim, claims procedures required by law for plans providing disability benefits.

1.9      EFFECTIVE DATE means February 15, 2002.

1.10 EMPLOYEE means an individual employed by an Employer as a highly compensated and/or management level employee and who is selected by the Administrator in its sole discretion to participate in this Plan.

1.11 EMPLOYER means the Company, its successor and parent and any successor to all or a major portion of the Company's assets or business which assumes the obligations of the Company, and each other related entity that may adopt this Plan from time to time with the consent of the Company. For Directors, EMPLOYER means the Company.

1.12 ERISA means the Employee Retirement Income Security Act of 1974, as amended at the particular date applicable.

1.13 FAIR MARKET VALUE means the closing price of a share of Stock as reported by the National Market System or any national securities exchange which may then be the primary trading market for the Stock on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

1.14 HARDSHIP means an unforeseeable event that imposes an immediate and severe financial burden upon a Participant and that is incapable of being ameliorated through other resources available to the Participant, including insurance or borrowing from commercial lenders. Such hardship may include payment of a Participant's medical expenses, eviction from his or her primary residence, or other circumstances. The Administrator in its sole, absolute and unfettered discretion in a reasonable and nondiscriminatory manner shall determine whether or not an event constitutes a "hardship" under the Plan.

1.15     PARTICIPANT means an Employee or Director.

1.16 PLAN means the First State Bancorporation Executive Deferred Compensation Plan as adopted herein and all amendments thereto.

1.17 PLAN YEAR means the 12 consecutive month period ending each December 31, except the first Plan Year shall begin February 15, 2003 and end on December 31, 2003.

1.18 RETIREMENT DATE means the first day of the first month which coincides with, or immediately follows, the date on which the Employee reaches 65 years of age or, if later, the date upon which the Employee actually retires.

1.19     STOCK shall mean shares of common stock of First State Bancorporation.

1.20 STOCK AWARD means all or any portion of an award based on Stock (which may be in the form of incentive stock options, nonqualified stock options, restricted stock, restricted stock units or other awards similar in nature) granted to an Employee pursuant to the Company's equity compensation plan in existence as of the date of the initial grant of the award.

1.21 STOCK AWARD UNITS means the amount of Stock Awards elected to be deferred by an Employee as provided in Section 2.3(b)(2).

1.22 TERMINATION DATE means the first day of the first month that coincides with, or immediately follows, the date on which the Employee terminates service with his or her Employer (without being immediately employed by another Employer) and has not forfeited benefits pursuant to Article 5. TERMINATION DATE shall not include the date on which an Employee begins an approved leave of absence from the Employer; provided that, failure to return from such leave of absence on a timely basis shall result in a Termination Date of the date on which the Employee was scheduled to return. For Directors, TERMINATION DATE mean the date on which the Director resigns or is removed from service on the Company's Board of Directors for any reason, including death or disability.

1.23 TRUST means the trust executed by and between the Company and such trustee as may be chosen by the Administrator. The trust shall be a "rabbi trust" established in accordance with Internal Revenue Service Revenue Procedure 94-52.

                                   ARTICLE 2.
                                     BENEFIT

2.1 ENROLLMENT. As a condition of participation, each Participant shall complete, execute and return to the Administrator within 30 days of the date of selection, an election form, a beneficiary designation form, and any other enrollment documentation that may be required by the Administrator from time to time in its sole discretion. Participation in the Plan shall begin as of the first day of the first payroll period following receipt by the Administrator of such forms or as soon as practicable thereafter.

2.2 PARTICIPANT ACCOUNTS. Each Participant shall have an Account established in his or her name under the Plan to which his or her Employer shall credit an annual benefit as specified in Section 2.3. The Administrator shall cause benefit statements reflecting the current amount in the Participant's Account to be distributed to the Employees on an annual basis.

2.3 BENEFIT. The Employer of the Participant shall contribute and each Participant's Account shall be credited with an amount equal to the sum of (a) and (b), as follows:

                  (A) Employer Contribution. The Employer may contribute an amount to each Employee's Account determined in the sole discretion of the Administrator. The contribution may be different with respect to each Employee, and may, without limitation, be calculated in accordance with certain pre-established performance goals or with reference to the amount of the Employee's contribution. The contribution shall be made on a date at the beginning of each Plan Year in respect of the immediately preceding Plan Year, or at such other time as the Administrator may determine in its sole discretion. No Employer Contribution shall be made on behalf of Directors.

                  (B)      Participant Contribution.

                              (1)  Compensation Deferral Election. The
                                   Participant may elect, on the form provided by the Administrator, to contribute a dollar amount or percentage of Compensation that otherwise would be payable to the Participant by the Employer. The minimum amount of Compensation that may be deferred under the Plan for any Plan Year by an Employee is 5% of an Employee's base pay or 5% of an Employee's bonus compensation. The maximum amount of Compensation that may be deferred under the Plan for any Plan Year by an Employee is 50% of the Employee's base pay and 100% of the Employee's bonus compensation. The maximum amount of Compensation that may be deferred under the Plan for any Plan Year by a Director is 100% of the Director's Compensation. Any election to defer receipt of Compensation by the Participant must be made before the beginning of the period of service for which the compensation is payable. A Participant's contribution will be made on each date on which the Participant receives a check for Compensation from the Employer. Notwithstanding the foregoing, not more frequently than once per Plan Year, the Employee may revoke, in the form provided by the Administrator, his or her deferral election with respect to Compensation not yet earned by the Employee. Such revocation must be made before the Employee performs the service for which the Compensation is payable and shall remain in effect until the end of the Plan Year in which the revocation is made. Any subsequent election to defer receipt of compensation shall not apply until the calendar year following the calendar year in which the Employee made the revocation.

                              (2) Stock Award Units Deferral Election. To the extent permitted by the plan or agreement under which the Stock Award was granted, an Employee with a vested but unexercised stock option or restricted stock, restricted stock units, or other Stock Awards retaining characteristics that prevent the application of the constructive receipt rules of Code section 451 may elect to defer all or any portion of the Stock Award to the Employee's Account hereunder in the form of Stock Award Units; provided, that such election to defer must occur at least six (6) months prior to the date of such exercise or lapse of restrictions. Any such election made by the Employee is irrevocable; however, in the event of an Employee's death prior to the exercise or lapse of restrictions, the deferral election shall not become effective. A Stock Award Units Deferral election shall not count toward the minimum or maximum Compensation Deferral election under Section 2.3(b)(1). This Plan governs the deferral of the delivery and receipt of Stock Award Units upon the exercise of options or on restricted stock units only. The options and restricted Stock themselves, including any requirements as to exercise, are governed by the terms of the plan under which they were granted.

                                     (A)  Calculation of Units upon Exercise of
                                          Options under the Plan, Other Awards.
                                          An Employee shall not hold Stock in
                                          his or her Account under the Plan.
                                          Immediately upon transfer of a Stock
                                          Award in the form of Stock or upon
                                          exercise of a Stock Award in the form
                                          of an option, the Stock Award shall be
                                          converted to Stock Award Units. The
                                          number of Stock Award Units credited
                                          to an Employee's Account upon the
                                          exercise of the option previously
                                          transferred to the Plan shall equal
                                          the difference between (1) the number
                                          of shares of Stock subject to the
                                          Employee's option, and (2) the number
                                          of shares of Stock delivered by the
                                          Employee in payment of the option
                                          exercise price, less any shares of
                                          Stock withheld in accordance with the
                                          plan under which the option was
                                          granted to satisfy FICA, Medicare or
                                          any other taxes due upon the exercise
                                          of such Stock Option. The number of
                                          Stock Award Units credited to an
                                          Employee's account upon an Employee's
                                          election to convert restricted stock
                                          to restricted stock units shall equal
                                          the number of shares of Stock
                                          originally granted as restricted
                                          stock.

                                     (B)  Conversion of Stock Award Units.
                                          Stock Award Units shall remain in an
                                          Employee's Account until such time as
                                          the Employee becomes eligible to
                                          receive a distribution of his or her
                                          Account. The number of shares of Stock
                                          that an Employee will receive at the
                                          time of distribution shall be equal to
                                          the number of Stock Award Units in the
                                          Employee's Account as of the date the
                                          Employee becomes eligible to receive a
                                          distribution of his or her Account.

                                     (C)  No Rights as Shareholder. An Employee
                                          who has elected to defer a Stock Award
                                          into the Plan shall have no rights as
                                          a shareholder of the Company with
                                          respect to the Stock Award Units in
                                          his or her Account.

                                     (D)  Dividend Equivalent Allocation. As of
                                          each dividend payment date with
                                          respect to shares of Stock, the
                                          Administrator shall credit each
                                          Employee's Account with an amount
                                          equivalent to the dividends paid by
                                          the Company on the number of shares of
                                          Stock equal to the number of Stock
                                          Award Units in the Participant's
                                          Account. Such dividend equivalent
                                          amounts credited to a Participant's
                                          Account shall be "reinvested" in
                                          additional Stock Award Units at a
                                          price equal to the Fair Market Value
                                          of such Stock as of the dividend
                                          payment date.

                                     (E)  Adjustments. In the event that the
                                          Administrator determines that any
                                          dividend or other distribution with
                                          respect to shares
                                          of Stock (whether in the form of cash,
                                          stock, securities of a subsidiary of
                                          the Company, other securities or other
                                          property), any recapitalization, stock
                                          split, reverse stock split,
                                          reorganization, merger, consolidation,
                                          split-up, spin-off, combination,
                                          repurchase or exchange of Stock or
                                          other securities of the Company,
                                          issuance of warrants or other rights
                                          to purchase Stock or other securities
                                          of the Company, or any other similar
                                          corporate transaction or event affects
                                          the Stock such that an adjustment to
                                          the Employee's allocations to their
                                          Accounts is appropriate to prevent
                                          reduction or enlargement of the
                                          benefits or potential benefits
                                          intended to be made available under
                                          the Plan, then the Administrator may,
                                          in its sole discretion and in a manner
                                          it deems equitable, adjust the Stock
                                          Units allocated to Employee Accounts.


2.14 INVESTMENT OF ACCOUNT. To the extent the Participant's Account is held in the Trust, the Participant shall have the right, consistent with the terms of the Trust, to invest the amounts deferred into his or her Account as a Compensation Deferral among the investment vehicles selected by the Administrator in its sole discretion, which may include, without limitation, variable life insurance products and mutual funds. Any losses incurred or gains realized by the Participant shall be subtracted from or added to the amount in the Participant's Account on a regular frequency as determined by the Administrator. A Participant may choose to reallocate the amounts in his or her Account among the investment alternatives on a regular frequency as determined solely by the Administrator. A Participant's Stock Award Units may not be invested.

2.15 OBLIGATION LIMITED TO ACCOUNT. The Employer shall have no additional obligation to the Participant under this Plan beyond the amounts credited to the Participant's Account in accordance with this Article 2.

                                   ARTICLE 3.
                               VESTING OF BENEFITS

3.1      VESTING. All amounts contributed to a Participant's Account pursuant to
         Section 2.3 (b) of the Plan shall be immediately vested. All amounts contributed to an Employee's Account pursuant to Section 2.3(a) of the Plan shall be vested in accordance with the following schedule, subject to the forfeiture provisions of Article 5:

             COMPLETED YEARS OF                        VESTED
                 EMPLOYMENT                          PERCENTAGE
             ------------------                      ----------
                      0                                   0
                      1                                  33%
                      2                                  67%
                      3                                 100%

         Such vesting schedule shall also apply to investment gains and earnings, if any, earned on the Employee's Account pursuant to Section
         2.4. "Years of Employment" shall mean 12 consecutive month periods measured from the later of: (a) the Effective Date of the Plan; or (b) the date of the Employee's initial employment with the Employer. There shall be no vesting credit for past employment.

3.2 SUBJECT TO TRUST. The Employer's obligation to the Participants is an unfunded, unsecured promise to pay compensation in the future, including, without limitation, all amounts held in the form of Stock Award Units. No Participant or Beneficiary shall acquire any property interest in his or her Account or any other assets of the Employer, their rights being limited to receiving from the Employer deferred payments as set forth in this Plan and the underlying Trust. All amounts contributed to the Trust with respect to the Participants shall be held in accordance with the terms of the Trust. All amounts credited to a Trust account shall be subject to the claims of the general creditors of the Employer. Nothing contained in the Plan shall constitute a guaranty by any person that the assets of an Employer will be sufficient to pay any benefit hereunder.

3.3      ACCELERATION OF VESTING. In the event of (a) a Change in Control, or
         (b) an Employee's Death, Disability Date or Retirement Date, all unvested amounts shall become immediately vested.

                                   ARTICLE 4.
                               PAYMENT OF BENEFIT

4.1 EMPLOYEE'S RETIREMENT OR DISABILITY. Upon the earlier of an Employee's Retirement Date or Disability Date, the Employee shall be entitled to receive a distribution equal to the Employee's vested Account balance under the Plan as of the date of such Retirement Date or Disability Date. Such distribution shall be paid in a single lump sum, or, upon the Employee's election, in substantially equal annual installments over a period of years, the number of years to be determined solely by the Administrator from time to time in the normal course of administering the plan (but not to exceed ten years); provided, that such election is made prior to the date on which the Employee becomes entitled to a distribution. Payment shall be made (or shall begin) on the first day of the month following the date on which the Account becomes payable, or as soon as administratively practicable thereafter. Each subsequent payment (if applicable) shall be made on the anniversary of the first distribution date. Notwithstanding the foregoing, if the Employee's Account does not exceed $10,000 (or such other de minimis amount as the Administrator determine in a reasonable and nondiscriminatory manner and calculating the Stock Award Units at then Fair Market Value) on the date on which the Employee becomes entitled to a distribution of his or her Account, the Administrator may elect to pay the value of the Account to the Employee in a single lump sum distribution.

4.2 PARTICIPANT'S TERMINATION OR DEATH. Upon the earlier of a Participant's Termination Date or death, the Participant's vested accrued benefit in his or her Account under the Plan shall be distributed to the Participant or, in the event of death, to the Participant's Beneficiary in a single lump sum as soon as practicable following the Termination Date or date of death.

4.3 CHANGE IN CONTROL. Upon the occurrence of a Change in Control, a Participant shall be entitled to receive a distribution equal to the Participant's vested Account balance under the Plan (after application of Section 3.3). Such distribution shall be paid in a single lump sum, or, upon the Participant's election, in substantially equal annual installments over a period of three years; provided, that such election is made prior to the date on which the Employee becomes entitled to a distribution. Payment shall be made (or shall begin) on the first day of the month following the date on which the Change in Control occurs, or as soon as administratively practicable thereafter. Each subsequent payment (if applicable) shall be made on the anniversary of the first distribution date. Unless otherwise provided in an Employee's current employment agreement with an Employer, if payment of a Participant's vested account balance will, when combined with other payments to the Participant under other plans or agreements, create an excise tax liability to a Participant pursuant to Code section 280G, then the amount of the distribution from this Plan may be reduced by the Employer at the written direction of the Participant to prevent any imposition of such excise tax; provided that, the amount distributed to the Participant less any such reduction shall fully satisfy the Employer's obligation to the Participant under this Plan.

4.4 GENERAL IN SERVICE DISTRIBUTIONS. An Employee may elect to receive a distribution of his or her Account balance while still employed with the Employer solely under the following conditions:

         (A) Hardship. With approval of the Administrator, an Employee may elect to receive a lump sum distribution from his or her Account in the amount necessary to eliminate a Hardship, including any amount needed to pay taxes to net the amount of the Hardship.

         (B) Accelerated Distribution. An Employee may elect to receive a distribution of his or her total vested Account balance at any time; provided, however, that commencement of a distribution under this Section 4.4(b) shall require the Employee to forfeit 10% of the Employee's total vested Account balance prior to such distribution. No partial distributions shall be allowed.

         An Employee who receives a distribution pursuant to either subsection
         (a) or (b) of this Section 4.4 shall be prohibited from participating in the Plan for (1) the remainder of the Plan Year in which the distribution is made, and (2) the entire Plan Year following the Plan Year in which the distribution is made.

4.5 FORM OF PAYMENT. The portion of a Participant's Account attributable to Employer and Compensation Deferral amounts under Section 2.3(a) and 2.3(b)(1) shall be payable solely in the form of cash. The portion of an Employee's Account attributable to an Employee's Stock Award Units under Section 2.3(b)(2) shall be payable solely in the form of Stock. If an installment distribution is in effect, the portion of the Employee's Account attributable to Stock Award Units shall continue to be credited with dividend equivalents under Section 2.3(b)(2)(C) until fully paid.

4.6 CONSTRUCTIVE RECEIPT. If and only to the extent this Plan is determined to provide the Employee benefits that are deemed to be "constructively received" by the Employee under the Code, as amended, the Employee's vested accrued benefit in his or her Account shall be distributed to the Employee as of the date such constructive receipt is deemed to have occurred.

4.7 WITHHOLDING. All amounts payable to the Employee or the Employee's Beneficiary shall be made subject to all applicable federal and state withholding requirements.

                                   ARTICLE 5.
                              FORFEITURE OF BENEFIT

         Notwithstanding any other provision of the Plan, in the event that an Employee's employment with the Employer is terminated for cause as determined in the sole discretion of the Administrator, the Employee shall forfeit any benefit payment otherwise payable to the Employee under Section 2.3(a) of the Plan. For the purpose of the Plan, "cause" shall be: (1) the definition of "cause" used in the Employee's current employment agreement with the Employer; or, (2) if the Participant has not entered into an employment agreement with the Employer, as determined in the sole and absolute discretion of the Administrator: (a) repeated refusal to obey written directions of the Board of Directors or a superior officer (so long as such directions do not involve illegal or immoral acts); (b) substance abuse that is materially injurious to the Employer; (c) fraud or dishonesty that is materially injurious to the Employer; (d) breach of any material obligation of nondisclosure or confidentiality owed to the Employer; (e) commission of a criminal offense involving money or other property of the Employer (excluding any traffic violations or similar violations); or (f) commission of a criminal offense that constitutes a felony or a misdemeanor involving moral turpitude, recklessness or fraud in the jurisdiction in which the offense is committed. A Participant who agrees to resign from his or her affiliation with the Employer in lieu of being terminated for Cause may be deemed to have been terminated for cause for purposes of the Plan.

                                   ARTICLE 6.
                        AMENDMENT OR TERMINATION OF PLAN

         The Company reserves the right to amend or terminate this Plan at any time and from time to time for any reason by action of the Board of Directors of the Company; provided, that no amendment shall affect an Employee's right to receive benefits under Section 2.3(b) upon termination of the Plan. The Administrator shall have the right to amend this Plan at any time and from time to time if such amendment is necessary to comply with ERISA or if, in the judgment of the Administrator, such amendment will not result in any material increase in the benefits provided under or the cost of maintaining the Plan. Any such amendment may be made retroactively effective to the extent permitted by applicable law. No Employer other than the Company shall have the right to amend or terminate this Plan.

                                   ARTICLE 7.
                                CLAIMS PROCEDURES

7.1 DENIAL OF BENEFITS. The following claims procedures are generally applicable to claims filed under the Plan. To the extent required by law and to the extent the Administrator is ruling on a claim for benefits on account of a disability, the Plan will follow, with respect to that claim, claims procedures required by law for plans providing disability benefits.

                  (A) FILING A CLAIM. All claims shall be filed in writing by the Participant, Beneficiary or the authorized representative of the claimant (the "claimant") by completing the procedures that the Administrator requires. The procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information. For purposes of this Section, a request for a withdrawal under
                           Section 4.4 shall be considered a claim.

                  (B) REVIEW OF CLAIM. The Administrator shall review all materials and shall decide whether to approve or deny the claim. If a claim is denied in whole or in part, the Administrator shall provide written notice of denial to the claimant within a reasonable period of time no later than 90 days after the Administrator receives the claims, unless special circumstances require an extension of time for processing the claim. If an extension is required, the Administrator shall notify the claimant in writing before the end of the 90-day period and indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision on the claim. The extension shall not exceed an additional 90 days. The notice of denial shall be written in a manner calculated to be understood by the claimant and shall include the following:

                                    (1)      the specific reason(s) for the
                                             adverse determination;

                                    (2)      specific references to pertinent
                                             Plan provisions on which the
                                             adverse determination is based;

                                    (3)      a description of any additional
                                             material or information necessary
                                             for the claimant to perfect his
                                             claim and the reason why such
                                             material or information is
                                             necessary; and

                                    (4)      a description of the Plan's review
                                             procedures and time limits
                                             applicable to such procedures,
                                             including a statement of the
                                             claimant's right to bring a civil
                                             action under ERISA Section 502(a)
                                             following an adverse determination
                                             on review.

                  (C) APPEAL PROCESS. If the claimant wishes a review of the denied claim, the claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits. The claimant may submit to the Administrator in writing any issues, documents, records, comments or other information he may have regarding his claim for benefits under the Plan. Such request for an appeal must be made by the claimant in writing within 60 days after receipt of notice that his claim has been denied by the Administrator.

                            A document, record or other information shall be considered "relevant" to a claim if such document, record or other information (i) was relied upon in making the benefit determination, (ii) was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination, or (iii) demonstrates compliance with the administrative processes and safeguards required pursuant to ensure and to verify that benefit claim determinations are made in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

                  (D) REVIEW OF APPEAL. The Administrator shall make its decision on review solely on the basis of the written record, including documents and written materials submitted by the claimant. The Administrator shall make a decision on the review within a reasonable period of time, not later than 60 days after the Administrator receives the claimant's written request for review unless special circumstances require additional time for review of the claim. If an extension is required, the Administrator shall notify the claimant in writing before the end of the 60-day period and indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision on the claim. The extension shall not exceed an additional 60 days. The decision on review will be written in a manner calculated to be understood by the claimant. If the claim is denied, the written notice shall include the following:

                                    (1)      the specific reason(s) for the
                                             adverse determination;

                                    (2)      specific references to pertinent
                                             Plan provisions on which the
                                             adverse determination is based;

                                    (3)      a statement that the claimant shall
                                             be entitled, upon request and free
                                             of charge, reasonable access to,
                                             and copies of, all documents,
                                             records and other information
                                             relevant to the claimant's claim
                                             for benefits (as "relevant" is
                                             defined in this section); and

                                    (4)      a statement of the claimant's right
                                             to bring a civil action under ERISA
                                             Section 502(a).

                            The Administrator shall have full discretion and power to decide all claims and reviews of denied claims, respectively, including determining eligibility, status and the rights of all individuals under the Plan and construing any and all terms of the Plan. Following the approval of a claim for benefits, the Administrator shall have the authority to construe and administer the Plan in a manner that is consistent with the payment of benefits in accordance with the approved claim.

                            Notwithstanding anything herein to the contrary, any notification from the Administrator to the claimant under this Section may be made electronically, provided that such notification complies with Department of Labor Regulation Sections 2520.104b-1(c)(1)(i), (iii), and (iv).

7.2 EXHAUSTION OF REMEDIES; LIMITATION OF ACTIONS. In the event of any dispute over benefits under this Plan, all remedies available to the disputing individual under this article must be exhausted before legal recourse of any type is sought. No legal action at law or in equity may be filed against the Plan, the Employer, the Company or the Administrator relating to any dispute over benefits under this Plan more than one year after the Administrator has made a final decision under the claims review process described in this Article 7.

                                   ARTICLE 8.
                                  MISCELLANEOUS

8.1 EFFECT UPON EMPLOYMENT OR SERVICE. Nothing contained herein shall be construed to be a contract of employment for any term of years, and this Plan shall not confer upon an Employee the right to continue in the employ of the Employer nor the right of a Director to continue to serve on the Board of Directors.

8.2 NON-ASSIGNABILITY. A Participant may not voluntarily or involuntarily anticipate, assign, or alienate (either at law or in equity) any benefit under the Plan. Furthermore, a benefit under the Plan shall not be subject to attachment, garnishment, levy, execution, or other legal or equitable process.

8.3 PARTICIPATION IN OTHER PLANS. Nothing in this Plan shall affect any right that a Participant may otherwise have to participate in any retirement plan or agreement that the Employer has adopted or may adopt hereafter.

8.4 GOVERNING LAW. To the extent not preempted by federal law, this Plan shall be construed in accordance with, and shall be governed by, the laws of the State of New Mexico.

8.5 ENTIRE UNDERSTANDING. This instrument contains the entire understanding between the Employer and the Participants relating to the Plan, and supersedes any prior agreement between the parties, whether written or oral. This Plan and any provision of the Plan may be waived, modified, amended, changed, discharged or terminated only in writing signed by the Employer and the Participants.

8.6 PROVISIONS SEVERABLE. To the extent that any one or more of the provisions of the Plan shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

8.7 STATUS UNDER ERISA AND THE CODE. This Plan is intended to be an unfunded plan for the benefit of a select group of management or highly compensated employees (a "top hat" plan) within the meaning of the ERISA, only to the extent that ERISA may be deemed to apply, and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

8.8 INDEMNIFICATION. The Company agrees to indemnify and defend to the fullest extent permitted by law all persons who are, were, or may serve as Administrator against any liabilities, damages, costs and expenses (including attorney's fees and amounts paid in settlement of any claim approved by the Company) occasioned by their occupying or having occupied an administrative position in connection with the Plan, except when due to their willful misconduct or recklessness.

In witness whereof, the Company has executed this Plan on the date written below.

FIRST STATE BANCORPORATION

   By:
      ------------------------------------

   Title:
         ---------------------------------

   Date:
        ----------------------------------